                                                                   EXHIBIT 99(e)



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 11-K

                   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                   For the fiscal year ended December 31, 2000




                          Commission file number 1-2275




                     RETIREMENT SAVINGS AND INVESTMENT PLAN
                             FOR UNION EMPLOYEES OF
                  JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                                 375 Park Avenue
                            New York, New York 10152
              (Full title of the plan and the address of the plan)






                            THE SEAGRAM COMPANY LTD.
                                1430 Peel Street
                        Montreal, Quebec, Canada, H3A 1S9
           (Name of issuer of the securities held pursuant to the plan and the address of its principal executive office)

                              REQUIRED INFORMATION


1.   Not Applicable.

2.   Not Applicable.

3.   Not Applicable.

4 The Retirement Savings and Investment Plan for Union Employees of Joseph E. Seagram & Sons, Inc. and Affiliates (the "Union Plan") is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Attached hereto are the financial statements of the Union Plan for the fiscal year ended December 31, 1999 prepared in accordance with the financial reporting requirements of ERISA.


                                    EXHIBITS


1. Financial statements of the Union Plan for the fiscal year ended December 31, 1999 prepared in accordance with the financial reporting requirements of ERISA.

2.   Consent of Gutierrez & Co., independent accountants.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on their behalf by the undersigned hereunto duly authorized.




                   THE RETIREMENT SAVINGS AND INVESTMENT PLAN
                   FOR UNION EMPLOYEES OF JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES

                        By  /s/ John Borgia
                           ----------------------------------
                           John Borgia
                           Member of Investment Committee



Date:  June 30, 2000

                     RETIREMENT SAVINGS AND INVESTMENT PLAN
                             FOR UNION EMPLOYEES OF
                         JOSEPH E. SEAGRAM & SONS, INC.
                                 AND AFFILIATES

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 and 1998

                RETIREMENT SAVINGS AND INVESTMENT PLAN FOR UNION
           EMPLOYEES OF JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES

                          INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
Independent Auditors' Report                                                  1

Statement of Net Assets Available for Benefits                              2-3

Statement of Changes in Net Assets
     Available for Benefits                                                 4-5

Notes to Financial Statements                                               6-9

Supplemental Schedules*

Line 27d Form 5500 - Schedule of Reportable Transactions
  Year Ended December 31, 1998                                            10-11

Line 27a Form 5500 - Schedule of Assets Held for Investment
  Purposes December 31, 1998                                                 12



*Other schedules required by 29CFR 2520.103-10 of the Department of Labor Rules and Regulations forReporting and Disclosure under Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

                          INDEPENDENT AUDITORS' REPORT

To the Benefits Committee of the Retirement
Savings and Investment Plan for Union
Employees of Joseph E. Seagram & Sons, Inc.
and Affiliates

         We have audited the accompanying statements of net assets available for benefits of the Retirement Savings and Investment Plan for Union Employees of Joseph E. Seagram & Sons, Inc. and Affiliates (the "Plan") as of December 31, 1999 and 1998, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1999 and 1998, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

         Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of (1) assets held for investment purposes and (2) reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Gutierrez & Co.

Flushing, New York
June 20, 2000

          RETIREMENT SAVINGS AND INVESTMENT PLAN FOR UNION EMPLOYEES OF
                  JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                                                                                    December 31,
                                                                            ---------------------------
                                                                                1999           1998
                                                                            ------------    -----------
INVESTMENTS ( Note 3 )
    Money Market Fund:
       Dreyfus Cash Management Plus Fund (cost of $171,799
         and $79,797)                                                       $    171,799    $    79,797
       Cash                                                                                         759
    Stable Income Fund:
       Dreyfus-Certus Stable Value Fund Series I (cost of $151,712
         and $66,477)                                                            151,712         66,477
       Cash                                                                                         934
    Bond Fund:
       Dreyfus A Bond Plus Fund (cost of $132,735 and $91,206)                   125,343         87,771
       Cash                                                                                       1,054
    S&P 500 Index Fund:
       Dreyfus Institutional S&P 500 Stock Index Fund
         (cost of $1,009,833 and $594,304)                                     1,285,380        716,020
       Cash                                                                 (      8,327)         4,910
    Disciplined Stock Fund:
       Dreyfus Disciplined Stock Fund (cost of $461,787 and $319,634)            557,485        360,402
       Cash                                                                                       3,211
    Growth Equity Fund:
       Warburg Pincus Emerging Growth Fund (cost of $352,856
          and $241,756)                                                          447,893        261,494
       Cash                                                                                       2,679
    Seagram Stock Fund:
       The Seagram Company Ltd. Common Shares
          (cost of $301,013 and $152,269)                                        319,910        173,319
       TBC Inc. Pooled Employees Fund (cost of $ 0 and $1,666)                                    1,666
       Cash                                                                 (      3,591)         1,757
    Loans to Participants                                                         71,751         12,155
                                                                            ------------    -----------
          Total Investments                                                 $  3,119,355    $ 1,774,405
                                                                            ------------    -----------

    The accompanying notes are an integral part of the financial statements.

          RETIREMENT SAVINGS AND INVESTMENT PLAN FOR UNION EMPLOYEES OF
                  JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS


                                   (Continued)


                                                                                         December 31,
                                                                               --------------------------------
                                                                                    1999              1998
                                                                               --------------    --------------
RECEIVABLES
    Dividends and Interest                                                     $            6    $           18
    Proceeds from Unsettled Sales                                                      11,348
                                                                               --------------    --------------
       Total Receivables                                                               11,354                18
                                                                               --------------    --------------


TOTAL ASSETS                                                                        3,130,709         1,774,423
                                                                               --------------    --------------

LIABILITIES
    Cost of Unsettled Purchases                                                                          15,283
                                                                               --------------    --------------
       Total Liabilities                                                                                 15,283
                                                                               --------------    --------------

NET ASSETS AVAILABLE FOR BENEFITS                                              $    3,130,709     $   1,759,140
                                                                               ==============     =============



    The accompanying notes are an integral part of the financial statements.

         RETIREMENT SAVINGS AND INVESTMENT PLAN FOR UNION EMPLOYEES OF
                 JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS


                                                                                 Year Ended December 31,
                                                                             ---------------------------
                                                                                1999           1998
                                                                             -----------    ------------
CONTRIBUTIONS
    Participating Employees                                                  $   936,148    $    866,788
                                                                             -----------    ------------

INVESTMENT ACTIVITIES
    Investment Income
       Money Market Fund                                                           5,955           3,399
       Stable Income Fund                                                          5,274           2,816
       Bond Fund                                                                   6,650           3,540
       S&P 500 Index Fund                                                         10,059           9,179
       Disciplined Stock Fund                                                        809           1,725
       Interest on Loans to Participants                                             635             178
       Seagram Stock Fund                                                          3,249           1,829
                                                                             -----------    ------------
          Total Investment Income                                                 32,631          22,666
                                                                             -----------    ------------

    Realized Net Gain on Sale of Investments
       Money Market Fund                                                             950              18
       Bond Fund                                                             (       636)          1,211
       Stable Income Fund                                                            486    (        550)
       S & P 500 Index Fund                                                       31,562           5,587
       Disciplined Stock Fund                                                     27,671          16,170
       Growth Equity Fund                                                         54,948    (        599)
       Seagram Stock Fund                                                         19,686    (        448)
                                                                             -----------    ------------
          Total Realized Net Gain on Sale of
          Investments                                                            134,667          21,389
                                                                             -----------    ------------

    Unrealized Appreciation (Depreciation) on
     Investments
       Bond Fund                                                             (     4,136)   (      3,765)
       S&P 500 Index Fund                                                        153,830         104,714
       Growth Equity Fund                                                         75,299          16,735
       Disciplined Stock Fund                                                     54,931          41,496
       Seagram Stock Fund                                                          4,205          21,859
                                                                             -----------    ------------
       Total Unrealized Appreciation
          on Investments                                                         284,129         181,039
                                                                             -----------    ------------

    The accompanying notes are an integral part of the financial statements.

         RETIREMENT SAVINGS AND INVESTMENT PLAN FOR UNION EMPLOYEES OF
                 JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                  (Continued)

                                                                                    Year Ended December 31,
                                                                               --------------------------------
                                                                                    1999             1998
                                                                               --------------   ---------------

    Increase in Plan Equity from Investment
       Activities                                                              $      451,427   $       225,094
                                                                               --------------   ---------------

PARTICIPANT WITHDRAWALS                                                        (       22,407)  (         5,819)
                                                                               --------------   ---------------

LOAN BALANCE ADJUSTMENT                                                                 6,401
                                                                               --------------   ---------------

INCREASE IN PLAN EQUITY                                                             1,371,569        1,086 ,063

PLAN EQUITY AT BEGINNING OF YEAR                                                    1,759,140           673,077
                                                                               --------------   ---------------
PLAN EQUITY AT END OF YEAR                                                     $    3,130,709   $     1,759,140
                                                                               ==============   ===============




    The accompanying notes are an integral part of the financial statements.

         RETIREMENT SAVINGS AND INVESTMENT PLAN FOR UNION EMPLOYEES OF
                 JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                         NOTES TO FINANCIAL STATEMENTS


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The accounting policies followed in the preparation of the financial statements of the Retirement Savings and Investment Plan for Union Employees of Joseph E. Seagram & Sons, Inc. and Affiliates (the "Plan") conform with generally accepted accounting principles. The more significant accounting policies are:

         Basis of Accounting

         The accompanying financial statements of the Plan are maintained on the accrual basis of accounting.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

         Investment Valuation

         Investment securities are recorded and valued as follows:

         United States government obligations at fair value based on the current market yields; temporary investments in short-term investment funds at cost which in the normal course approximates market value; securities representing units of other funds at net asset value; The Seagram Company Ltd. common shares at the closing price reported on the composite tape of the New York Stock Exchange on the valuation date.

         Security Transactions

         Security transactions are accounted for on a trade date basis with the average cost basis used for determining the cost of investments sold. Interest income is recorded on an accrual basis. Income on securities purchased under agreements to resell is accounted for at the repurchase rate. Changes in discount on coupons detached from United States Treasury Bonds are reflected as unrealized appreciation.

2.       DESCRIPTION OF THE PLAN

         The Plan is a defined contribution plan established as of January 1, 1997 by Joseph E. Seagram & Sons, Inc. (the "Company") and is subject to the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         RETIREMENT SAVINGS AND INVESTMENT PLAN FOR UNION EMPLOYEES OF
                 JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                         NOTES TO FINANCIAL STATEMENTS

2.       DESCRIPTION OF THE PLAN (Continued)

         The Plan covers eligible employees of the Company who are covered by various collective bargaining agreements between the Company and the employee representatives, as specified by the Plan.

         The Plan provides benefits to participants based upon amounts voluntarily contributed to a participant's account by the participant (see Note 4). Under the Plan, a participant is not provided with any fixed benefit. The ultimate benefit to be received by the participant depends on the amounts contributed, the investment results and other adjustments, and the participant's vested interest at termination of employment (see Note 5).

         With respect to each participant, contributions are allocated among three accounts: pre-tax account, after-tax account and rollover account (the "Accounts"). Such contributions are invested as designated by the participants in one or more of the investment funds referred to in Note 3, and are accumulated and invested in a Trust Fund held by the Dreyfus Trust Company, as Trustee. The Plan is administered by the Company through an Administrative Committee appointed by the Board of Directors of the Company.

3.       INVESTMENT PROGRAM

         During the years ended December 31, 1999 and 1998, the Plan was comprised of seven investment funds: (i) the Money Market Fund investing in the Dreyfus Cash Management Plus Fund managed by Dreyfus Corporation; (ii) the Stable Income Fund investing in the Dreyfus-Certus Stable Value Fund managed by Dreyfus Trust Company;
         (iii) the Bond Fund investing in Dreyfus A Bond Plus Fund managed by Dreyfus Corporation; (iv) the S&P 500 Index Fund investing in Dreyfus Institutional S & P 500 Stock Index Fund managed by Dreyfus Corporation; (v) the Disciplined Stock Fund investing in Dreyfus Disciplined Stock Fund managed by Dreyfus Corporation; (vi) the Growth Equity Fund investing in Warburg Pincus Emerging Growth Fund managed by Warburg Pincus Counsellors, Inc.; and (vii) the Seagram Stock Fund investing primarily in The Seagram Company Ltd. common shares. The investments are administered by the Benefits Committee appointed by the Board of Directors of the Company.

4.       CONTRIBUTIONS

         Eligible employees, as defined, may elect to contribute to their pre-tax accounts on a pre-tax basis ("Pre-Tax Contributions) and/or to their after-tax accounts on an after-tax basis ("After-Tax Contributions") through payroll deductions of 1% to 17% (in the aggregate) of their annual pay, as defined in the Plan, in multiples of 1%, in any combination, provided, the aggregate percentage of the contributions does not exceed 17% of their annual pay. Pre-tax Contributions and After-Tax

         RETIREMENT SAVINGS AND INVESTMENT PLAN FOR UNION EMPLOYEES OF
                 JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                         NOTES TO FINANCIAL STATEMENTS

4.       CONTRIBUTIONS (Continued)

         Contributions are subject to limitations imposed by federal laws for qualified retirement plans.

         The Plan does not provide for matching contributions by the Company. The Plan will accept into participants' rollover accounts cash received by participants from a qualified plan within the time prescribed by applicable law ("Rollover Contributions").

5.       VESTING

         A participant in the Plan always has a fully vested interest in the value of his or her Accounts.

6.       DISTRIBUTIONS

         Upon termination of employment, after attainment of age 60 or for reason of total and permanent disability or death, the participant or his or her beneficiary shall receive the entire value of his or her Accounts.

         Prior to termination of employment, the participant may withdraw amounts from the participant's Accounts in accordance with the provisions of the Plan.

7.       LOANS TO PARTICIPANTS

         A participant may apply for loans up to the lesser of $50,000 or 50% of the value of the participant's Accounts. The minimum loan amount is $1,000. The maximum repayment terms are 5 years for general purpose loans and 25 years for principal residence loans. The amounts borrowed are transferred from the investment funds in which the participant's Accounts are currently invested. On a weekly basis, repayments and interest thereon are credited to the participant's current investment funds through payroll deduction. The interest rate for loans is based on the prime rate on the first business day of the month in which the loan is made plus one percentage point.

8.       TAX STATUS OF PLAN

         The Internal Revenue Service has ruled by a letter dated May 20, 1998 that the Plan is qualified under Section 401(a) of the Internal Revenue Code. So long as the Plan continues to be so qualified, it is not subject to federal income taxes.

         Participants are not currently subject to income tax on the income earned by the Plan. Benefits distributed to participants or to their beneficiaries maybe taxable to them. The tax treatment of the value of such benefits depends on the event giving rise to the distribution and the method of distribution selected.

         RETIREMENT SAVINGS AND INVESTMENT PLAN FOR UNION EMPLOYEES OF
                 JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                         NOTES TO FINANCIAL STATEMENTS

9.       RELATED PARTY TRANSACTIONS

         Certain of the expenses of the Plan are paid by the Company, and personnel and facilities of the Company are used by the Plan at no charge.

10.      TERMINATION OF THE PLAN

         The Board of Directors of the Company may terminate the Plan at any time. In the case of termination, the rights of participants to their accounts shall be vested as of the date of termination.

                              SUPPLEMENTAL SCHEDULE

           RETIREMENT SAVINGS AND INVESTMENT PLAN FOR UNION EMPLOYEES
                OF JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
            Line 27d Form 5500 - Schedule of Reportable Transactions
             Series of Transactions In Excess of Five Percent of the
                        Current Value of the Plan Assets
                          Year ended December 31, 1999


Shares/                                 Number of       Cost of         Proceeds        Cost of Assets
Par Value       Security Description    Transactions    Purchases       From Sales      Disposed          Gain/Loss
---------       --------------------                    ---------       ----------      --------          ---------
107,538.19      Dreyfus Cash Mgmt Plus
                Institutional Shares*            57     107,538.19             .00                .00              .00
 20,731.78      Dreyfus Cash Mgmt. Plus
                Institutional Shares*            13            .00       20,371.78          20,371.78              .00

17,089.79       Dreyfus/Laurel Fds Inc
                S&P 500 Stk Index Fd Tr Shs *    75     470,860.92             .00                .00              .00
 3,017.97       Dreyfus/Laurel Fds Inc
                S&P 500 Stk Index Fd Tr Shs*     17            .00       84,344.07          70,145.88        14,198.19

 4,668.25       Dreyfus/Laurel Disc Stk Fd R*    60     168,001.80             .00                .00              .00
 1,186.33       Dreyfus/Laurel Disc Stk Fd R*    14            .00       48,058.86          40,956.11         7,102.75

 3,753.00       Seagram Ltd Common*              79     187,826.26             .00                .00              .00
 1,149.00       Seagram Ltd Common*              23            .00       61,864.26          43,703.36        18,160.90

 4,284.37       Warburg Pincus Emerging
                Growth Fd                        54     132,296.30             .00                .00              .00
 1,776.66       Warburg Pincus Emerging
                Growth Fd                        24            .00       71,068.40          66,339.42         4,728.98



* Party-in-interest.

                              SUPPLEMENTAL SCHEDULE

           RETIREMENT SAVINGS AND INVESTMENT PLAN FOR UNION EMPLOYEES
                OF JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
            Line 27d Form 5500 - Schedule of Reportable Transactions
             Series of Transactions In Excess of Five Percent of the
                        Current Value of the Plan Assets
                          Year ended December 31, 1999

Shares/                                    Number of        Cost of         Proceeds        Cost of Assets
Par Value       Security Description       Transactions     Purchases       From Sales      Disposed         Gain/Loss
---------       --------------------                        ---------       ----------      --------         ---------
132.544.95      TBC Inc Pooled Employee
                Funds Daily Liquidity Fd        64         132,544.95              .00          .00               .00
134,211.47      TBC Inc Pooled Employee
                Funds Daily Liquidity Fd        54                .00       134,211.47   134,211.47               .00

161,904.40      Certus Stable Value
                Series `I' Fund                 57         161,904.40              .00          .00               .00
81,009.47       Certus Stable Value
                Series `I' Fund                 18                .00        81,009.47    81,009.47               .00



* Party-in-interest.

                             SUPPLEMENTAL SCHEDULE

           RETIREMENT SAVINGS AND INVESTMENT PLAN FOR UNION EMPLOYEES
                OF JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
      Line 27a Form 5500 - Schedule of Assets Held for Investment Purposes
                               December 31, 1999


Shares/
Par Value               Security Description              Cost            Price           Market
---------               --------------------              ----            -----           ------
Interest-Bearing Cash   Dreyfus Cash Mgmt Plus
---------------------
171,799.4950            Institutional Shares*             171,799.49      1.0000          171,799.49

Corporate Stock Common
----------------------
7,119.0000              Seagram Ltd Common*               312,728.75      44.9375         319,910.06

Participant Loans
-----------------
71,750.5500             Loans to Participants              71,750.55      1.0000           71,750.55

Common Collective Trust
-----------------------
151,711.8640            Certus Stable Value Series "I"
                        Fund                              151,711.87      1.0000          151,711.87

Registered Investment Companies
-------------------------------
9,353.9480              Dreyfus A Bonds Plus, Inc.*       132,734.61      13.4000         125,342.90

41,910.0040             Dreyfus/Laurel Funds Inc.*
                        S&P 500 Stk Index Fd Tr Shares  1,009,833.42      30.6700       1,285,379.82

13,037.5340             Dreyfus/Laurel Stk Fd R*          461,787.33      42.7600         557,484.95

8,983.0230              Warburg Pincus Emerging
                        Growth Fd                         352,856.21      49.8600         447,893.53
                                                        ------------                    ------------
Total Registered Investment Companies                   1,957,211.57                    2,416,101.20
                                                        ------------                    ------------

            Gand Total                                  2,665,202.23                    3,131,273.17
                                                        ============                    ============

* Party-in-interest.

                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Seagram Company Ltd.

The Retirement Savings and Investment Plan for Union Employees of Joseph E. Seagram & Sons, Inc. and Affiliates

         We hereby consent to the incorporation by reference in Registration Statement No. 333-19059 on Form S-8 of our Report dated June 20, 2000 which appears in your Annual Report on Form 11-K of the Retirement Savings and Investment Plan for Union Employees of Joseph E. Seagram & Sons, Inc. and Affiliates for the fiscal year ended December 31, 1999.



/S/ Gutierrez & Co.
Flushing, New York
June 30, 2000